Exhibit 3.1.6

ARTICLES OF INCORPORATION

OF

HERALD CUSTOM PUBLISHING, INC.

The undersigned, acting as incorporator of HERALD CUSTOM PUBLISHING, INC. under the Florida Business Corporation Act, adopts the following Articles of Incorporation.

ARTICLE I. NAME

The name of the corporation is HERALD CUSTOM PUBLISHING, INC. (the “Corporation”).

ARTICLE II. ADDRESS

The mailing address of the Corporation is One Herald Plaza, Miami, Florida 38180.

ARTICLE III. COMMENCEMENT OF EXISTENCE

The existence of the Corporation will commence on the date of filing of these Articles of Incorporation.

ARTICLE IV. PURPOSE

The Corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.

ARTICLE V. AUTHORIZED SHARES

The maximum number of shares that the Corporation is authorized to have outstanding at any time is 1,000 shares of common stock having a par value of $0.01 per share.

ARTICLE VI. INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Corporation is 1200 Pine Island Road, Plantation, Florida 33324 and the name of the Corporation’s initial registered agent at that address is CT Corporation System.

ARTICLE VII. INCORPORATOR

The name and street address of the incorporator is:

Sylvia B. Gonzalez, Esq.

701 Brickell Avenue

Miami, Florida 33131

ARTICLE VIII. BYLAWS

The power to adopt, alter, amend or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

ARTICLE IX. AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.

The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation on the 28th day of September, 2000.

/s/ Sylvia B. Gonzalez
Sylvia B. Gonzalez
Incorporator

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

That HERALD CUSTOM PUBLISHING, INC. desiring to organize under the laws of’ the State of Florida with its initial registered office as indicated in the Articles of Incorporation at 1200 Pine Island Road, Plantation, Fl 33324 has named CT Corporation System as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

Having been named to accept service of process for the corporation named above, at the place designated in this certificate, the undersigned agrees to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and is familiar with, and accepts, the obligations of that position.

Dated this 29 day of September, 2000.

CT CORPORATION SYSTEM

By:	/s/ Vicky Goldstein
Name:	VICKY GOLDSTEIN
Title:	SPECIAL ASSISTANT SECRETARY

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

HERALD CUSTOM PUBLISHING, INC.

1. The name of this corporation is Herald Custom Publishing Inc., a Florida corporation (the “Company”), whose principal office address is One Herald Plaza, Miami, Florida, 33130.

2. Article I, of the Articles of Incorporation of Herald Custom Publishing, Inc., is hereby deleted in its entirety and replaced as follows:

“ARTICLE I - NAME

The name of this Corporation is Biscayne Bay Publishing, Inc.”

3. The foregoing amendment was adopted by the sole shareholder of the Company on August 10, 2001, by unanimous written consent of such shareholder.

4. 1,000 shares of the Company’s 1,000 authorized shares of common stock, par value $.01 per share, have been Issued as of this date and as of the date of the adoption of the amendment.

IN WITNESS WHEREOF, the undersigned have duly executed the Articles of Amendment on this 10 day of August, 2001.

Herald Custom Publishing, Inc.

(Corporate Seal)

	By:	/s/ Willard Soper 08/10/01
Willard Soper, Chairman

And By:	/s/ Polk Laffoon
Polk Laffoon, Secretary